UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 9, 2005


                                     0-13063
                            (Commission File Number)


                         ______________________________


                          SCIENTIFIC GAMES CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                   81-0422894
        (State of Incorporation)                         (IRS Employer
                                                      Identification Number)


                 750 Lexington Avenue, New York, New York 10022
              (Address of registrant's principal executive office)


                                 (212) 754-2233
                         (Registrant's telephone number)


                         ______________________________

                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On September 9, 2005, Colin J. O'Brien retired as a member of the Board of Directors of Scientific Games Corporation (the "Company").

      On September 14, 2005, the Board of Directors of the Company appointed Gerald J. Ford as a director of the Company, filling the vacancy created by Mr. O'Brien's retirement from the Board. Mr. Ford was also appointed to serve on two committees of the Board: the Compliance Committee and the Nominating and Corporate Governance Committee.

      Mr. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. Mr. Ford served as Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. from September 1998 until its merger with Citigroup Inc. in November 2002. He was Chief Executive Officer of First Acceptance Corporation, a retailer, servicer and underwriter of non-standard personal automobile insurance, from its formation in August 1996 until July 2002. Mr. Ford is Chairman of the Board of First Acceptance Corporation, a position he has held since August 1996, and serves as a director of Freeport-McMoRan Copper & Gold Inc., McMoRan Exploration Co. and Affordable Residential Communities, Inc. He is also Chairman of the Board of Trustees of Southern Methodist University, a trustee of Southwestern Medical Foundation and a member of the Board of Overseers of Weill Medical College and Graduate School of Medical Sciences of Cornell University.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                SCIENTIFIC GAMES CORPORATION


                                By: /s/ Martin E. Schloss
                                   ---------------------------------------
                                   Name:  Martin E. Schloss
                                   Title: Vice President, General Counsel
                                          and Secretary

Date:  September 15, 2005